    As filed with the Securities and Exchange Commission on August 24, 2000
                             Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                            BERKSHIRE HATHAWAY INC.
             (Exact name of Registrant as specified in its Charter)

                              ____________________


             Delaware                                           47-0813844
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)
                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                                (402) 346-1400
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                             ____________________

                                Marc D. Hamburg
                            Berkshire Hathaway Inc.
                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                                (402) 346-1400
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                            ______________________
                                  Copies To:
       Mary Ann Lyman                               Edward D. Slevin
 Munger, Tolles & Olson LLP              Ballard Spahr Andrews & Ingersoll, LLP
   355 South Grand Avenue                    1735 Market Street, 51st Floor
Los Angeles, California  90071              Philadelphia, Pennsylvania 19103
      (213) 683-9100                                (215) 665-8500
                            ______________________

  Approximate date of commencement of the proposed sale to public: From time to time after the effective date of this Registration Statement as determined by the selling shareholders on the basis of market conditions and other factors.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                 Title of Each                                    Proposed Maximum      Proposed Maximum      Amount of
              Class of Securities                 Amount to be     Offering Price           Aggregate        Registration
               to be Registered                    Registered        Per Unit(1)        Offering Price(1)        Fee
-------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value                   2,529 shares         $60,200.00          $154,926,140           $40,901
   $5.00 per share
Class B Common Stock, par value                   1,363 shares         $ 1,966.50
   $.1667 per share
=========================================================================================================================

(1) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under Section 6(b) of the Securities Act and are based upon the average of the high and low prices for a share of Class A Common Stock and a share of Class B Common Stock, as applicable, of Berkshire Hathaway Inc. on the New York Stock Exchange Composite Tape on August 23, 2000.
                             _____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                            BERKSHIRE HATHAWAY INC.

             2,529 Shares of Class A Common Stock ($5.00 par value)
            1,363 Shares of Class B Common Stock ($.1667 par value)

This Prospectus relates to 2,529 shares of the Class A Common Stock, par value $5.00 per share and 1,363 shares of Class B Common Stock, par value $.1667 per share of Berkshire Hathaway Inc. The New York Stock Exchange lists both the Class A Common Stock, which trades under the symbol "BRK.A", and the Class B Common Stock, which trades under the symbol "BRK.B". The shares covered by this prospectus are being offered by certain selling shareholders who acquired them as consideration in our acquisition of U.S. Investment Corporation. See "Selling Shareholders."

The selling shareholders may sell the shares from time to time in one or more transactions. They may sell the shares on the New York Stock Exchange, through brokers or dealers, or otherwise, at market prices then prevailing, or in negotiated transactions. They may also offer the shares in one or more underwritten offerings, on a firm commitment or best efforts basis. The underwriters in any underwritten offering and the terms and conditions of any such offering will be described in a supplement to this prospectus. See "Plan of Distribution."

We will not receive any of the proceeds from the sale of the shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any individual has been authorized to give any information, or to make any representations, other than those contained or incorporated by reference in this prospectus or in a prospectus supplement, in connection with the offer made by this prospectus and any prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date of this prospectus or any prospectus supplement or that the information contained or incorporated by reference in this prospectus or any prospectus supplement is correct as of any time subsequent to their dates. This prospectus and any prospectus supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The date of this prospectus is September __, 2000.

                            BERKSHIRE HATHAWAY INC.

  We are a holding company which owns subsidiaries engaged in a number of diverse business activities. The most important of these is the property and casualty insurance business, which is conducted on both a direct and reinsurance basis through a number of subsidiaries. Included in this group of subsidiaries is GEICO Corporation, the sixth largest auto insurer in the United States, and General Re Corporation, one of the four largest reinsurers in the world.

  The investment portfolios of our insurance subsidiaries include meaningful equity ownership percentages of other publicly traded companies, including American Express Company, The Coca-Cola Company, Federal Home Loan Mortgage Corporation, The Gillette Company, The Washington Post Company, and Wells Fargo & Company. Much information about these publicly owned companies is available, including information released from time to time by the companies themselves.

  Our non-insurance subsidiaries conduct a variety of other business activities, including the publication of a daily and Sunday newspaper in Western New York (Buffalo News), the manufacture and sale of boxed chocolates and other confectionery products (See's Candies), diversified manufacturing and distribution (managed by Scott Fetzer and whose principal products are sold under the Kirby and Campbell Hausfeld brand names), retailing of home furnishings (Nebraska Furniture Mart, R.C. Willey Home Furnishings, Star Furniture Company and Jordan's Furniture, Inc.), manufacture, import and distribution of footwear (H.H. Brown Shoe Company, Lowell Shoe, Inc., Dexter Shoe Company and Justin Brands), retailing of fine jewelry (Borsheim's, Helzberg's Diamond Shops and Ben Bridge), providing training to operators of aircraft and ships throughout the world (FlightSafety International), providing fractional ownership programs for general aviation aircraft (Executive Jet), licensing and servicing a system of almost 6,000 Dairy Queen Stores (Dairy Queen), renting furniture and accessories (CORT Furniture Rental) and manufacturing and production of face brick and concrete masonry products (Acme Building Brands).

  Operating decisions for the various businesses are made by managers of the business units. Investment decisions and all other capital allocation decisions are made for Berkshire and its subsidiaries by Warren E. Buffett, in consultation with Charles T. Munger. Mr. Buffett is Chairman and Mr. Munger is Vice Chairman of our board of directors.

  Our executive offices are located at 1440 Kiewit Plaza, Omaha, Nebraska 68131, and our telephone number is (402) 346-1400.

                                USE OF PROCEEDS

  We will not receive any of the proceeds from the selling shareholders' sale of the shares.

                              SELLING SHAREHOLDERS

  We issued the shares offered by this prospectus to the selling shareholders pursuant to an Agreement and Plan of Merger dated as of April 20, 2000, as amended on June 6, 2000, by and among Berkshire, B Merger Sub, Inc., and U.S. Investment Corporation. Each of the former U.S. Investment Corporation shareholders is referred to individually as a "selling shareholder," and all of them are referred to collectively as the "selling shareholders." All selling shareholders who held offices or other positions with U.S Investment Corporation prior to the merger hold the same positions with U.S. Investment Corporation after the merger, with the exception of the Corporate Secretary.

  Immediately following the effectiveness of the merger, the selling shareholders held, in the aggregate, 2,529 shares of our Class A Common Stock, which is less than one percent of our outstanding Class A Common Stock, and 1,363 shares of our Class B Common Stock, which is less than one percent of our outstanding Class B Common Stock. Because a selling shareholder may offer pursuant to this prospectus all or some part of the Class A Common Stock and/or Class B Common Stock which he, she or it holds, and because the offering may or may not be an underwritten offering on a firm commitment basis, we cannot estimate as of the date hereof the number of shares to be offered for sale by a selling shareholder or the number of shares that will be held by a selling shareholder upon termination of such offering. See "Plan of Distribution."

  The following table sets forth information with respect to beneficial ownership of our Class A Common Stock and Class B Common Stock as of the date of this prospectus by each selling shareholder.

                          Shareholder Name                                              Number of Shares
                          ----------------                                              ----------------
                                                                     Class A Common Stock                Class B Common Stock
                                                                     --------------------                --------------------
         Archie W. Berry, Jr.                                             312 shares                           17 shares
         Irene Berry                                                      97 shares                            6 shares
         Cathy Berry Sutton                                               100 shares                           28 shares
         David Sutton                                                     17 shares                            10 shares
         Faith Anne Berry                                                 102 shares                           7 shares
         Mark William Berry                                               108 shares                           21 shares
         Nathanael William Berry                                          108 shares                           21 shares
         Randi Groder Berry                                                3 shares                            15 shares
         Nan E. Berry                                                     108 shares                           21 shares
         Jon William Berry                                                94 shares                            16 shares
         Marla Berry                                                      94 shares                            16 shares
         Robert B. Berry                                                  507 shares                           9 shares
         Carol S. Berry                                                   108 shares                           21 shares
         Susan B. Kohlhas                                                 108 shares                           21 shares
         Jeffrey M. Kohlhas                                               19 shares                            26 shares
         Susan B. Kohlhas for Katherine Grace Kohlhas                     19 shares                            26 shares
         Barbara Berry-Jancic                                             108 shares                           21 shares
         Robert R. Berry                                                  108 shares                           21 shares
         John Berry                                                        6 shares                            17 shares
         Virginia Berry                                                    3 shares                            6 shares

Herbert E. Berry                                                 18 shares                            3 shares
Patricia A. Berry                                                14 shares                            8 shares
Patricia Berry Howland                                           13 shares                            0 shares
Thomas E. Berry                                                  13 shares                            4 shares
Nancy A. Rando                                                   13 shares                            0 shares
Herbert Berry, Jr. & Patricia Berry, h/w,                        12 shares                            10 shares
Trustees for Margaret Berry Balon
Herbert Berry, Jr. & Patricia Berry, h/w,                         8 shares                            22 shares
Trustees for Timothy C. Berry
Herbert Berry, Jr. & Patricia Berry, h/w,                        12 shares                            16 shares
Trustees for Kathryn Berry Keating
Elizabeth B. Lloyd                                               12 shares                            3 shares
John P. Coupe, Jr.                                                3 shares                            25 shares
William B. Sowash, Trustee of the William B.                      5 shares                            21 shares
Sowash Revocable Trust
Frank J. Mitchell, Jr.                                            1 share                             22 shares
Martin C. Kenin                                                   2 shares                            23 shares
Joanne Kenin                                                      5 shares                            12 shares
Martin C. Kenin & Joanne Kenin, tenants in the                    9 shares                            0 shares
entireties
John M. Surotchak                                                 0 shares                            25 shares
Dorothy Hayken & Maurice Hayken, h/w, as tenants                  2 shares                            5 shares
by the entireties
G and E Rowe 1993 Revocable Living Trust dated                    7 shares                            21 shares
June 16, 1993
Residuary T/W Bernard T. Quinn FBO Angeline M.                   10 shares                            18 shares
Quinn, Angeline M. Quinn, Trustee
Angeline M. Quinn                                                25 shares                            4 shares
Sidney Geller                                                     3 shares                            4 shares
Bernard Simonson & Eleanor Simonson, h/w, as                     11 shares                            4 shares
tenants by the entireties
Patricia G. Magil                                                 8 shares                            22 shares
Louis F. Rivituso & Kathleen F. Rivituso, h/w, as                21 shares                            10 shares
tenants by the entireties
Louis F. Rivituso                                                13 shares                            4 shares
Steven J. Rivituso                                                0 shares                            26 shares
Marian G. Abell                                                  21 shares                            10 shares
Lois Jordan Felldin                                               1 share                             14 shares
Hugh Seltner & Maureen A. Seltner, h/w, as                        5 shares                            7 shares
tenants by the entireties
Hugh Seltner, Jr.                                                 0 shares                            13 shares

Mrs. Martha Drury                                                 4 shares                            11 shares
The Jack Gould Testamentary Trust, Marilyn H.                     4 shares                            21 shares
Gould & Alison Gould, Trustees
Robert C. Swavely & Marie F. Swavely, h/w, as                     3 shares                            28 shares
tenants by the entireties
Wayne R. Wright                                                   6 shares                            17 shares
Eileen M. Leuthold                                                1 share                             2 shares
Ann R. Shronk                                                     2 shares                            5 shares
Henry J. Mitchell & Mary E. Mitchell, h/w, as                     2 shares                            28 shares
tenants by the entireties
Henry J. Mitchell                                                10 shares                            9 shares
Madeleine H. Snyder                                               8 shares                            10 shares
Sandra Berry                                                      4 shares                            11 shares
Andrea Berry White                                                1 share                             22 shares
Jon J. Berry                                                      0 shares                            26 shares
Phyllis Berry                                                     4 shares                            11 shares
Edward Berry & Kathryn Berry, h/w, Trustees for                   2 shares                            5 shares
Tyler Lawrence Berry
Anjeanette Berry                                                  1 share                             12 shares
United States Liability Insurance Company Profit                 34 shares                             1 share
Sharing Trust
Nancy Rae Bortz                                                   0 shares                            13 shares
Mary Ann Dougherty                                                0 shares                            6 shares
Thomas J. Enright & Eileen A. Enright, h/w, as                    1 share                             9 shares
tenants by the entireties
Robert C. Gelinas                                                 0 shares                            26 shares
Margaret B. Kotch                                                 0 shares                            6 shares
John R. McCarraher                                                0 shares                            13 shares
Alberta Martinez                                                  0 shares                            13 shares
Ronald A. Mioni                                                   0 shares                            13 shares
Irrevocable Trust f/b/o Abigail Bess Conger, Ezra                 4 shares                            11 shares
Jennings, Trustee dated 9/30/93
Patricia A. Profera                                               0 shares                            13 shares
Julie E. Quinn                                                    0 shares                            13 shares
Mark T. Smith & Phyllis M. Smith, h/w, as tenants                 5 shares                            20 shares
by the entireties
John M. Walsh, Jr. & Bernadette M. Walsh, h/w, as                 1 share                             9 shares
tenants by the entireties
Andrea H. West                                                    0 shares                            13 shares

Theodore M. Ziffer                                                9 shares                            5 shares
Helen S. Reichert and George L. Reichert,                         2 shares                             1 share
trustees or their successors in trust under the
Helen S. Reichert Living Trust dated 6/21/91, and
any amendments thereto
James R. Holt                                                     1 share                             15 shares
Fahnestock & Co, Cust FBO James R. Holt, Jr. --                   1 share                             29 shares
IRA A/C A87-1606784
Lillian Dox Revocable Trust                                       2 shares                            23 shares
Joan D. Hassan                                                    2 shares                            23 shares
David S. Charlton                                                 0 shares                            13 shares
Thomas P. Nerney                                                  3 shares                            18 shares
Thomas C. Snyder & Alicia G. Snyder, h/w, as                      0 shares                            6 shares
tenants by the entireties
John Donahue                                                      0 shares                            6 shares
David S. Charlton & Diane E. Charlton as tenants                  0 shares                            13 shares
by the entireties
Betty Lou Shaw                                                    0 shares                            11 shares
Patricia M. Fasano                                                0 shares                            11 shares
Louis F. Gehring                                                  0 shares                            11 shares
Carol Thompson                                                    3 shares                            29 shares
Congregation of the Mission of St. Vincent de                     9 shares                            14 shares
Paul in Germantown
Ronald Santangelo                                                 4 shares                            10 shares
All other holders                                                 0 shares                            26 shares

Other required information relating to any selling shareholder will be set forth in a prospectus supplement as necessary.


                              PLAN OF DISTRIBUTION

  Any or all of the shares which are the subject of this prospectus may be sold from time to time to purchasers directly by a selling shareholder. Sales of the shares may also be made pursuant to Rule 144 under the Securities Act, where applicable. Alternatively, a selling shareholder may from time to time offer any or all of the shares on the New York Stock Exchange, through brokers or dealers, or otherwise. The shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. We will receive no proceeds from the sale of the shares by the selling shareholders.

  The shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by a selling shareholder or by agreement between a selling shareholder and his, her or its underwriters, dealers, brokers or agents.

  Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of shares, for whom they may act. In addition, a selling shareholder and any such underwriters, dealers, brokers or agents that participate in the distribution of shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale of the shares will be selected by a selling shareholder and may have other business relationships with us and our subsidiaries or affiliates in the ordinary course of business.

  At any time a particular offer of shares is made by a selling shareholder, a prospectus supplement will be distributed, if required, which will set forth the identity of, and certain information relating to, such selling shareholder, the aggregate amounts of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from such selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part will be filed with the Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the shares.

  The merger agreement provides that we will indemnify a selling shareholder against certain liabilities, including liabilities under the Securities Act. The merger agreement also provides for our indemnification by a selling shareholder for certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Munger, Tolles & Olson LLP, Los Angeles, California, as counsel for Berkshire has delivered to us an opinion as to the validity of the shares. Ronald L. Olson, a partner of Munger, Tolles & Olson LLP, is a Berkshire director. He and other attorneys in such firm beneficially own an aggregate of less than 1% of our outstanding common stock.

                                    EXPERTS

  The financial statements and related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed can be inspected and copied at the Commission's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site (http://www.sec.gov) containing reports, proxy and information statements
      ------------------
and other information of registrants, including us, that file electronically with the Commission. In addition, our Class A Common Stock and Class B Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning Berkshire can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  We have filed with the Commission a registration statement on Form S-3 (herein together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration

Statement, which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of charges prescribed by the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents which we have filed with the Commission pursuant to
Section 13 of the Exchange Act (File No. 1-14905) are incorporated herein by reference: (i) our Annual Report on Form 10-K for the year ended December 31, 1999; (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; (iii) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, (iv) our Form 8-K filed with the Commission on June 20, 2000, (v) our Form 8-K/A filed with the Commission on June 27, 2000, and (vi) the description of our Class A Common Stock and our Class B Common Stock included in the Registration Statement on Form 8-A filed with the Commission on March 30, 1999.

  All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus, and prior to the termination of the offering of the shares, shall be deemed to be incorporated by reference into this prospectus.

  Any statement contained in this prospectus, in any prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

  We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, except the exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Written requests for such copies should be directed to Forrest N. Krutter, Berkshire Hathaway Inc., 1440 Kiewit Plaza, Omaha, Nebraska 68131. Telephone requests for such copies should be directed to Forrest N. Krutter at (402) 346-1400.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution
  The following expenses of this offering will be borne by Berkshire:*

  SEC Registration Fee.................................. $40,901
  NYSE Listing Fees.....................................   5,000
  Legal Fees and Expenses...............................   5,000
  Accounting Fees and Expenses..........................   5,000
  Miscellaneous.........................................   1,099
        Total........................................... $57,000

________________________
*  All amounts other than the SEC registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.


  Section 145 of the General Corporation Law of Delaware empowers Berkshire to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Berkshire or is or was serving as such with respect to another corporation or other entity at the request of Berkshire. Section 10 of Berkshire's By-Laws provides that Berkshire shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify directors and officers of Berkshire from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Additionally, as permitted by said Section and Berkshire's By-Laws, Berkshire has entered into indemnification agreements with each of its directors and officers. The description of such indemnification agreements in paragraphs 2 and 3 of Item 15 of our Registration Statement on Form S-3 (Registration No. 333-41686) filed with the Commission on July 18, 2000 is incorporated herein by reference.

  As permitted by Section 102 of the General Corporation Law of Delaware, Berkshire's Restated Certificate of Incorporation includes as Article Eighth thereof a provision eliminating, to the extent permitted by Delaware law, the personal liability of each director of Berkshire to Berkshire or any of its shareholders for monetary damages resulting from breaches of such director's fiduciary duty of care.

Item 16.  Exhibits.

Exhibit Number   Description of Document
--------------   -----------------------

  5              Opinion of Munger, Tolles & Olson LLP.

  23.1           Consent of Deloitte & Touche LLP.

  23.2           Consent of Munger, Tolles & Olson LLP (contained in Exhibit 5).

  24             Power of attorney (see page II-3).

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on August 24, 2000.

BERKSHIRE HATHAWAY INC.

By          /s/ Marc D. Hamburg
  -------------------------------------------
              Marc D. Hamburg
  Vice President and Chief Financial Officer

                               POWER OF ATTORNEY

  Each of the undersigned hereby constitutes and appoints Warren E. Buffett, Charles T. Munger and Marc D. Hamburg, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                                        Date
---------                      -----                                        ----
   /s/ Warren E. Buffett       Chairman of the Board and Director           August 24, 2000
----------------------------   (principal executive officer)
Warren E. Buffett

   /s/ Marc D. Hamburg         Vice President and Chief Financial           August 24, 2000
----------------------------   Officer (principal financial officer)
Marc D. Hamburg

   /s/ Daniel J. Jaksich       Controller (principal accounting officer)    August 24, 2000
----------------------------
Daniel J. Jaksich

   /s/ Charles T. Munger       Vice-Chairman of the Board and Director      August 24, 2000
----------------------------
Charles T. Munger

   /s/ Susan T. Buffett        Director                                     August 24, 2000
----------------------------
Susan T. Buffett

   /s/ Malcolm G. Chace        Director                                     August 24, 2000
----------------------------
Malcolm G. Chace

   /s/ Walter Scott, Jr.       Director                                     August 24, 2000
----------------------------
Walter Scott, Jr.

   /s/ Howard G. Buffett       Director                                     August 24, 2000
----------------------------
Howard G. Buffett

   /s/ Ronald L. Olson         Director                                     August 24, 2000
----------------------------
Ronald L. Olson